EXHIBIT 16.1

PCAOB Registered Auditors – www.sealebeers.com

October 14, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated October 14, 2016 of Accurexa Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117

    Phone: (888)727-8251  Fax: (888)782-2351